POWER OF ATTORNEY

    The undersigned hereby constitutes and appoints Jolene E. Negre and Karen W. Young, and each of them, the undersigneds true and lawful attorneys-in-fact, to:

(1)    execute for and on behalf of the undersigned, with respect to The Walt Disney Company, a Delaware corporation (the Company), Forms 3, 4, and 5, and any amendments to any such forms, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as
amended, and the rules and regulations thereunder and, apply for an access code and (if not previously issued) a filing (or CIK) number to permit the filing of such forms via
EDGAR;

(2)    do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or amendment to any such form and timely file such form with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and

(3)    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

    The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any other obligations of the undersigned thereunder.

    This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company due to the undersigneds status as a director or officer of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the forgoing attorney-in-fact.

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of January, 2022.

    ____________________/s/_____________
    Horacio E. Gutierrez